SECOND AMENDMENT TO SUBORDINATED LOAN AGREEMENT

This SECOND AMENDMENT TO SUBORDINATED LOAN AGREEMENT (this "Second Amendment") dated as of March 30, 2012 made by and among CYALUME TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), CYALUME TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (the "Holding Company"), COMBAT TRAINING SOLUTIONS, INC., a Colorado corporation ("CTS"), CYALUME REALTY, INC., a Delaware corporation ("Realty"), CYALUME SPECIALTY PRODUCTS, INC., a Delaware corporation ("Specialty"), GRANITE CREEK PARTNERS AGENT, LLC, a Delaware limited liability company (the "Granite Agent"), GRANITE CREEK FLEXCAP I, L.P., a Delaware limited liability partnership ("GCF"), and PATRIOT CAPITAL II, L.P., a Delaware limited partnership ("Patriot" and together with GCF, the "Subordinated Lenders").

Background

The Borrower, the Holding Company, the lenders party thereto and the Granite Agent entered into an that certain Subordinated Loan Agreement dated as of July 29, 2010 (as amended, effective December 15, 2011 and by that certain First Amendment to Subordinated Loan Agreement and Limited Consent and Joinder dated as of January 20, 2012, as amended, modified or supplemented to the date hereof, the "Existing Subordinated Loan Agreement").

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Holding Company and the Granite Agent and the Subordinated Lenders hereby agree as follows:

1.                  Amendment. Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in section 2 below, the existing Subordinated Loan Agreement shall be amended as follows:

(A)             Section 1.1 "Definitions" of the Existing Subordinated Loan Agreement is hereby amended by deleting the text of the defined terms below and inserting the following in lieu thereof:

"Warrants", collectively, the Amended and Restated Warrant to Purchase Common Stock of Cyalume Technologies Holdings, Inc. dated as of March 30, 2012 issued by the Holding Company in favor of GCF and the Warrant to Purchase Common Stock of Cyalume Technologies Holdings, Inc. dated as of March 30, 2012 issued by Holding Company in favor of Patriot, in each case, as may be amended, modified or supplemented from time to time.

(B)              Section 12.1  "Coverage Ratios" contained in the Existing Subordinated Loan Agreement is hereby amended by deleting the term and subsections therein contained and inserting the following in lieu thereof:

"Section 12.1  Coverage Ratios.

(a)                Fixed Charge Ratio. As of the last day of the fiscal quarter ending September 30, 2010, the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarters shall not be less than .68:1.00, and as of the last day of the fiscal quarter ending December 31, 2010, the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarters shall not be less than 0.85:1.00, and as of the last day of the fiscal year ending December 31 2011 and for each fiscal year thereafter, the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarters shall not be less than 0.94:1.00.

(b)               Total Debt Service Coverage Ratio. The Total Debt Service Coverage Ratio shall not be less than the following amounts as of the last day of the fiscal quarter ending on the following dates:

Period	Ratio

Fiscal quarter ending prior to March, 31, 2012	1.02:1.00
Fiscal quarters ending March 31, 2012 and June 30, 2012	.90:1.00
Fiscal quarter ending September 30, 2012 and thereafter	1.02:1.00

(C)              Section 12.2 "Leverage Ratio" contained in the Existing l Subordinated Loan Agreement is hereby amended by deleting the term and subsections therein contained and inserting the following in lieu thereof:

Section 12.2 Leverage Ratio.

(a)                At any time during the periods set forth below, the Senior Leverage Ratio shall not be more than the ratio set forth below during such period:

Period	Ratio

the Closing Date, through and including December 31, 2010	3.00:1.00
January 1, 2011, through and including September 30, 2012	2.50:1.00
December 31, 2012 and each fiscal quarter thereafter	2.25:1.00

(b)               At any time during the periods set forth below, the Total Leverage Ratio shall not be more than the ratio set forth below during such period:

Period	Ratio

the Closing Date, through and including December 31, 2010	4.60:1.00
January 1, 2011, through and including December 31, 2011	4.02:1.00
March 31, 2012 through and including September 30, 2012	4.00:1.00
December 31, 2012 and each fiscal quarter thereafter	3.25:100

(c)                For purposes of calculating the Senior Leverage Ratio and the Total Leverage Ratio in subsections 12.2(a) and 12.2(b), respectively, the following amounts will be added to EBITDA for the following periods:

Period	Amount

fiscal quarter ending December 31, 2011	$600,000
fiscal quarter ending March 31, 2012	$450,000
fiscal quarter ending June 30, 2012	$300,000
fiscal quarter ending September 30, 2012	$150,000
Thereafter	$0

(D)             Section 12.3 "Capital Expenditures" contained in the Existing Subordinated Loan Agreement is hereby amended by deleting the terms and subsections therein contained and inserting the following in lieu thereof:

Section 12.3 Capital Expenditures. The Borrower will not make, nor permit any Subsidiary to make any Capital Expenditures in any fiscal year that exceed $2,000,000 for any fiscal year.

(E)              Section 12.4 "Current Ratio" contained in the Existing Subordinated Loan Agreement is hereby amended by deleting the terms and subsections therein contained and inserting the following in lieu thereof:

Section 12.4 Current Ratio. As of the last day of any fiscal quarter, the Holding Company and its Subsidiaries shall not permit the Current Ratio to be less than 1.00:1.00.

(F)               Section 12.5 "Minimum EBITDA" is hereby deleted.

2.                  Conditions Precedent. The provisions of this Second Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:

(a)                the Borrower shall have delivered to the Granite Agent a fully executed counterpart of this Second Amendment;

(b)               The Borrower shall have paid the Subordinated Lenders' amendment fees of $50,000 in the aggregate on or before the date hereof, as directed by Granite Agent;

(c)                the Borrower shall have paid all fees, costs and expenses owing to the Granite Agent and its counsel on or before the date hereof;

(d)               the Holding Company shall have delivered fully executed Amended and Restated Warrants in favor of GCF and Patriot (the "Amended Warrants"), in form and substance satisfactory to the Granite Agent;

(e)                the Borrower and the Holding Company shall have delivered certified copies of the resolutions of their respective Boards of Directors approving the execution of this Second Amendment and the actions contemplated herein, and the Amended Warrants and the amendments contained therein, in form and substance satisfactory to the Granite Agent;

(f)                the Granite Agent shall have received fully executed counterparts, in form and substance satisfactory to the Granite Agent of reaffirmation agreements and other agreements, documents and certificates, if any, as reasonably requested by the Granite Agent from Holding Company, CTS, Specialty and Realty;

(g)               Granite Agent and Subordinated Lenders shall have indicated their consent and agreement by executing this Second Amendment;

(h)               After giving effect to the Second Amendment, no Default or Event of Default shall have occurred or be continuing; and

(i)                 the Granite Agent shall have received fully executed copies of the Second Amendment to Amended and Restated Revolving Credit and Term Loan Agreement dated March 30, 2012 among Borrower, Holding Company, CTS, Realty, Specialty and TD Bank NA, as Administrative Agent and the Lender, and all documents executed in connection therewith.

3.                  Miscellaneous.

(a)                Ratification. The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Existing Subordinated Loan Agreement and except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Existing Subordinated Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Granite Agent agree that the Existing Subordinated Loan Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Second Amendment, the Existing Subordinated Loan Agreement (as unmodified by this Second Amendment) shall control. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Granite Agent under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b)               Representations and Warranties.

(i)                Borrower hereby represents and warrants to the Granite Agent that the representations and warranties set forth in the Loan Documents, after giving effect to this Second Amendment, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. The Borrower further represents and warrants to the Granite Agent that the execution, delivery and performance by the Borrower of this Second Amendment (1) are within the Borrower's power and authority; (2) have been duly authorized by all necessary corporate and shareholder action; (3) are not in contravention of any provision of the Borrower's certificate or articles of incorporation or bylaws or other organizational documents; (4) do not violate any law or regulation, or any order or decree of any Governmental Authority in any material respect; (5) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound; (6) do not result in the creation or imposition of any Lien upon any of the property of the Borrower other than in favor of Granite Agent; and (7) do not require the consent or approval of any Governmental Authority.

(ii)             Holding Company hereby represents and warrants to the Granite Agent that the execution, delivery and performance by the Holding Company of the Amended Warrants (1) are within the Holding Company's power and authority; (2) have been duly authorized by all necessary corporate and shareholder action; (3) are not in contravention of any provision of the Holding Company's certificate or articles of incorporation or bylaws or other organizational documents; (4) do not violate any law or regulation, or any order or decree of any Governmental Authority in any material respect; (5) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Holding Company is a party or by which the Holding Company or any of its property is bound; (6) do not result in the creation or imposition of any Lien upon any of the property of the Holding Company; and (7) do not require the consent or approval of any Governmental Authority.

(iii)           All representations and warranties made in this Second Amendment shall survive the execution and delivery of this Second Amendment, and no investigation by the Granite Agent shall affect the representations and warranties or the right of the Granite Agent to rely upon them.

(c)                Release. In addition, to induce the Granite Agent and Subordinated Lenders to agree to the terms of this Second Amendment, the Borrower represents and warrants that as of the date of its execution of this Second Amendment there are no claims or offsets against or rights of recoupment with respect to or defenses or counterclaims to its obligations under the Loan Documents and in accordance therewith it:

(i)                Waives any and all such claims, offsets, rights of recoupment, defenses or counterclaims, arising prior to the date of its execution of this Second Amendment; and

(ii)             Releases and discharges the Granite Agent, the Subordinated Lenders and their respective officers, directors, employees, agents and affiliates (collectively the "released parties") from any and all liabilities, claims, causes of action, in law or equity, which the Borrower or any Guarantor may have against any released party arising prior to the date hereof in connection with the Loan Documents or the transactions contemplated thereby.

(d)               Reference to Agreement. Each of the Loan Documents, including the Existing Subordinated Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Existing Subordinated Loan Agreement as previously amended and as amended hereby, are hereby amended so that any reference in such Loan Documents to the Existing Subordinated Loan Agreement shall mean a reference to the existing Subordinated Loan Agreement as previously amended and as amended hereby.

(e)                Expenses of the Granite Agent. As provided in the Existing Subordinated Loan Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Granite Agent in connection with the preparation, negotiation, and execution of this Second Amendment, including without limitation, the reasonable costs and fees of the Granite Agent's legal counsel.

(f)                Severability. Any provision of this Second Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Second Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(g)               Applicable Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Illinois and the applicable laws of the United States of America.

(h)               Successors and Assigns. This Second Amendment is binding upon and shall inure to the benefit of the Granite Agent, the Holding Company and the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Granite Agent.

(i)                 Counterparts. This Second Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(j)                 Effect of Waiver. No consent or waiver, express or implied, by the Granite Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

(k)               Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

(l)                 Entire Agreement. This Second Amendment embodies the entire agreement among the parties hereto with respect to the subject matter thereof, and supersedes any and all prior representations and understandings, whether written or oral, relating to this Amendment. There are no oral agreements among the parties hereto with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

BORROWER

CYALUME TECHNOLOGIES, INC.

By:	/s/ Michael Bielonko

Name:	Michael Bielonko

Title:	Chief Financial Officer

HOLDING COMPANY

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Michael Bielonko

Name:	Michael Bielonko

Title:	Chief Financial Officer

SUBSIDIARIES

COMBAT TRAINING SOLUTIONS, INC.

By:	/s/ Michael Bielonko

Name:	Michael Bielonko

Title:	Chief Financial Officer

CYALUME SPECIALTY PRODUCTS, INC.

By:	/s/ Michael Bielonko

Name:	Michael Bielonko

Title:	Chief Financial Officer

CYALUME REALTY, INC.

By:	/s/ Michael Bielonko

Name:	Michael Bielonko

Title:	Chief Financial Officer

GRANITE AGENT

GRANITE CREEK PARTNERS AGENT, LLC

By:	/s/ Mark Radzik

Name:	Mark Radzik

Title:	Managing Partner

GRANITE CREEK FLEXCAP I, L.P.

By: GRANITE CREEK GP FLEXCAP I, LLC, its General Partner

By:	/s/ Mark Radzik

Name:	Mark Radzik

Title:	Managing Partner

PATRIOT CAPITAL II, L.P.

By: PATRIOT PARTNERS II, LLC, its General Partner

By:	/s/ Thomas O. Holland, Jr.

Name:	Thomas O. Holland, Jr.

Title:	Managing Member